Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION OF ADTALEM AND WALDEN

In connection with the Proposed Walden Acquisition, the Company has obtained, expects to obtain or otherwise incur additional financing for the Proposed Walden Acquisition. This includes the Term Facility and the Revolving Facility and $650.0 million aggregate principal amount of the notes offered hereby.

The following unaudited pro forma condensed combined financial information gives effect to the following Pro Forma Transactions:

•    the Proposed Walden Acquisition; and

•    the Acquisition Financing and the Refinancing (discussed in Note 2 to the unaudited pro forma condensed combined financial statements)

The unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of the Company and historical carve-out combined financial statements of Walden as adjusted to give effect to the Proposed Walden Acquisition. The unaudited pro forma condensed combined balance sheet as of September 30, 2020 gives effect to the Pro Forma Transactions as if they occurred or had become effective on September 30, 2020. The unaudited pro forma condensed combined statement of income for the fiscal year ended June 30, 2020, three months ended September 30, 2020 and twelve months ended September 30, 2020 gives effect to the Pro Forma Transactions as if they occurred or had become effective on July 1, 2019. Further information about this basis of presentation is provided in Note 1 to these unaudited pro forma condensed combined financial statements.

The unaudited pro forma consolidated financial statements and the related notes should be read in conjunction with “Offering Memorandum Summary,” “Summary Historical Consolidated Financial Information of Adtalem,” “Summary Historical Combined Financial Information of Walden,” “Use of Proceeds,” “Capitalization,” “Description of Proposed Walden Acquisition,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Walden,” “Description of Other Indebtedness,” as included in the offering memorandum, and the Company’s annual and interim consolidated financial statements and the related notes which are incorporated by reference or included, as applicable, into the offering memorandum.

The unaudited pro forma condensed combined financial information does not include adjustments regarding cost savings to be achieved subsequent to the completion of the Proposed Walden Acquisition. The unaudited pro forma condensed combined financial statements are provided for informational purposes only and do not purport to represent or be indicative of the consolidated results of operations or financial condition of the Company had the Proposed Walden Acquisition been completed as of the dates presented, and should not be construed as representative of the future consolidated results of operations or financial condition of the combined entity. Future results may vary significantly from the results reflected due to various factors, including those discussed in Part I, Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020 and Item 1A “Risk Factors” of the Company’s Quarterly Report on Form 10-Q for the quarterly periods ended September 30, 2020 and December 31, 2020.

The unaudited pro forma condensed combined financial statements have been derived from:

•    Audited consolidated financial statements and accompanying notes of the Company as of and for the fiscal year ended June 30, 2020 (as contained in its Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on August 18, 2020) and the unaudited consolidated financial statements and accompanying notes of the Company as of and for the three months ended September 30, 2020 and 2019 (as contained in its Quarterly Report on Form 10-Q filed with the SEC on November 5, 2020), each of which has been incorporated by reference into this offering memorandum;

•    Audited combined financial statements and accompanying notes of Walden as of and for the year ended December 31, 2019, and unaudited condensed combined financial statements and accompanying notes of Walden as of September 30, 2020 and for the nine months ended September 30, 2020 and 2029, both of which are contained elsewhere in this offering memorandum, and unaudited condensed combined financial statements and accompanying notes of Walden as of June 30, 2020 and for the six month periods ended June 30, 2020 and 2019, which are not included in this offering memorandum

1

ADTALEM GLOBAL EDUCATION INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2020
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Adtalem Global Education Inc. historical	Walden Education Business historical	Pro forma adjustments		Pro forma condensed combined
Assets:
Current assets:
Cash and cash equivalents	$561,170	$4,268	$(248,901)	(5a)	$312,269
			(4,268)	(5b)
Investments in marketable securities	9,434	—	—		9,434
Restricted cash	947	142,456	(142,456)	(5b)	947
Accounts receivable, net	99,536	42,649	—		142,185
Prepaid expenses and other current assets	97,386	5,052	—		102,438
Total current assets	768,473	194,425	(395,625)		567,273
Noncurrent assets:
Property and equipment, net	289,944	30,139	—		320,083
Operating lease assets	186,824	9,344	—		196,168
Intangible assets, net	285,027	—	728,237	(3)	1,013,264
Goodwill	686,480	2,812	770,654	(3)	1,459,946
Other assets, net	113,149	41,039	8,169	(2)	131,830
			(21,187)	(3)
			(6,837)	(5b)
			(2,503)	(5d)
Total assets	$2,329,897	$277,759	$1,080,908		$3,688,564
Liabilities and shareholders’ equity:
Current liabilities:
Accounts payable, accrued payroll and benefits, and accrued liabilities	$186,787	$60,689	$(26)	(2)	$247,450
Deferred revenue and student deposits	168,253	100,697	(49,493)	(3)	219,457
Current operating lease liabilities	51,897	2,764	—		54,661
Current portion of long-term debt	3,000		4,500	(2)	7,500
Total current liabilities	409,937	164,150	(45,019)		529,068
Noncurrent liabilities:
Long-term debt	285,621		1,307,257	(2)	1,592,878
Long-term operating lease liabilities	189,607	7,245	—		196,852
Other liabilities	111,000	—	(10,232)	(2)	100,768
Total liabilities	996,165	171,395	1,252,006		2,419,566
Commitments and contingencies Redeemable noncontrolling interest	2,761	—	—		2,761
Shareholders’ equity:
Common stock, $0.01 par value per share, 200,000 shares authorized; 52,089 shares outstanding	810	—	—		810
Additional paid-in capital	508,487	—	—		508,487
Retained earnings	1,947,498	—	(72,463)	(5d)	1,875,035
Accumulated other comprehensive loss	(8,612)	—	7,729	(5d)	(883)
Treasury stock, at cost, 28,912 shares	(1,117,212)	—	—		(1,117,212)
Net parent investment		106,364	(106,364)	(5e)	—
Total shareholders’ equity	1,330,971	106,364	(171,098)		1,266,237
Total liabilities and shareholders’ equity	$2,329,897	$277,759	$1,080,908		$3,688,564

See accompanying notes to unaudited pro forma condensed combined financial information.

2

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME OF ADTALEM AND WALDEN
TWELVE MONTHS ENDED JUNE 30, 2020
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Adtalem Global Education Inc. historical	Walden Education Business historical	Pro forma adjustments		Pro forma condensed combined
Revenue	$1,052,001	$591,337	$—		$1,643,338
Operating cost and expense:
Cost of educational services	490,054	245,954	17,906	(5f)	753,914
Student services and administrative expense	395,838	202,473	76,651	(4)	657,056
			(17,906)	(5f)
Restructuring expense	28,628	—	—		28,628
Gain on sale of assets	(4,779)	—	—		(4,779)
Total operating cost and expense	909,741	448,427	76,651		1,434,819
Operating income	142,260	142,910	(76,651)		208,519
Other income (expense):
Interest expense	(19,510)	—	(70,124)	(2)	(89,634)
Other income, net	114,429	16	—		114,445
Net other income (expense)	94,919	16	(70,124)		24,811
Income from continuing operations before income taxes	237,179	142,926	(146,775)		233,330
Benefit from (provision for) income taxes	6,358	(36,504)	36,107	(5c)	5,961
Income from continuing operations	243,537	106,422	(110,668)		239,291
Net loss attributable to redeemable noncontrolling interest from continuing operations	444	—	—		444
Net income (loss) from continuing operations	$243,981	$106,422	$(110,668)		$239,735
Earnings (loss) per share from continuing operations:
Basic	$4.55				$4.47
Diluted	$4.51				$4.43
Weighted-average shares outstanding:
Basic shares	53,659				53,659
Diluted shares	54,094				54,094

See accompanying notes to unaudited pro forma condensed combined financial information.

3

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME OF ADTALEM AND WALDEN
THREE MONTHS ENDED SEPTEMBER 30, 2020
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Adtalem Global Education Inc. historical	Walden Education Business historical	Pro forma adjustments		Pro forma condensed combined
Revenue	$268,241	$167,360	$—		$435,601
Operating cost and expense:
Cost of educational services	113,698	61,318	5,961	(5f)	180,977
Student services and administrative expense	100,178	59,491	17,352	(4)	171,060
			(5,961)	(5f)
Restructuring expense	4,223	—	—		4,223
Business acquisition and integration expense	13,436	—	(13,436)	(5g)	—
Total operating cost and expense	231,535	120,809	3,916		356,260
Operating income	36,706	46,551	(3,916)		79,341
Other income (expense):
Interest expense	(3,692)	—	(17,987)	(2)	(21,679)
Other income (expense), net	1,522	(89)	—		1,433
Net other expense	(2,170)	(89)	(17,987)		(20,246)
Income from continuing operations before income taxes	34,536	46,462	(21,903)		59,095
Provision for income taxes	(7,090)	(12,035)	5,388	(5c)	(13,737)
Income from continuing operations	27,446	34,427	(16,515)		45,358
Net loss attributable to redeemable noncontrolling interest from continuing operations	91	—	—		91
Net income (loss) from continuing operations	$27,537	$34,427	$(16,515)		$45,449
Earnings per share from continuing operations:
Basic	$0.52				$0.87
Diluted	$0.52				$0.86
Weighted-average shares outstanding:
Basic shares	52,464				52,464
Diluted shares	52,797				52,797

See accompanying notes to unaudited pro forma condensed combined financial information.

4

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME OF ADTALEM AND WALDEN
TWELVE MONTHS ENDED SEPTEMBER 30, 2020
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Adtalem Global Education Inc. historical	Walden Education Business historical	Pro forma adjustments		Pro forma condensed combined
Revenue	$1,065,629	$611,146	$—		$1,676,775
Operating cost and expense:
Cost of educational services	475,718	244,528	19,043	(5f)	739,289
Student services and administrative expense	396,929	211,186	68,452	(4)	657,524
			(19,043)	(5f)
Restructuring expense	26,321	—	—		26,321
Business acquisition and integration expense	13,436	—	(13,436)	(5g)	—
Total operating cost and expense	912,404	455,714	55,016		1,423,134
Operating income	153,225	155,432	(55,016)		253,641
Other income (expense):
Interest expense	(17,874)	—	(71,052)	(2)	(88,926)
Other income (expense), net	115,250	(396)	—		114,854
Net other income (expense)	97,376	(396)	(71,052)		25,928
Income from continuing operations before income taxes	250,601	155,036	(126,068)		279,569
Benefit from (provision for) income taxes	2,974	(39,596)	31,013	(5c)	(5,609)
Income from continuing operations	253,575	115,440	(95,055)		273,960
Net loss attributable to redeemable noncontrolling interest from continuing operations	426	—	—		426
Net income (loss) from continuing operations	$254,001	$115,440	$(95,055)		$274,386
Earnings (loss) per share from continuing operations:
Basic	$4.80				$5.19
Diluted	$4.77				$5.15
Weighted-average shares outstanding:
Basic shares	52,897				52,897
Diluted shares	53,245				53,245

See accompanying notes to unaudited pro forma condensed combined financial information.

5

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION OF ADTALEM AND WALDEN

Note 1 — Basis of pro forma presentation

The unaudited pro forma condensed combined financial information has been prepared by Adtalem in connection with the Company’s acquisition of Walden, a leading online healthcare education provider, from Laureate.

Certain information and disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) have been condensed or omitted pursuant to such rules and regulations. The Company believes that the disclosures provided herein are adequate to make the information presented not misleading.

The unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of the Company and the historical combined financial statements of Walden prepared on a carve-out basis, as adjusted to give effect to the Pro Forma Transactions. The unaudited pro forma condensed combined balance sheet as of September 30, 2020 gives effect to the Pro Forma Transactions as if they had occurred or become effective on September 30, 2020. The unaudited pro forma condensed combined statements of income for the fiscal year ended June 30, 2020, for the three months ended September 30, 2020 and for the twelve months ended September 30, 2020 give effect to the Pro Forma Transactions as if they had occurred or become effective on July 1, 2019.

The historical financial statements of the Company and Walden have been adjusted to give effect to pro forma events that are: (i) directly attributable to the Proposed Walden Acquisition, (ii) factually supportable, and (iii) with respect to the statements of income, expected to have a continuing effect on the combined results.

The Company and Walden have different fiscal years ending June 30th and December 31st, respectively. Consequently, Walden’s historical statements of income have been aligned to the fiscal year of the Company as follows:

•    For the fiscal year ended June 30, 2020 by adjusting (i) Walden’s audited combined statement of operations for the year ended December 31, 2019, included in the offering memorandum, to (ii) include Walden’s unaudited combined statement of operations data for the six months ended June 30, 2020, not included in the offering memorandum, and to (iii) exclude Walden’s unaudited combined statement of operations data for the six months ended June 30, 2019, not included in the offering memorandum.

•    For the three months ended September 30, 2020 by adjusting (i) Walden’s unaudited combined statement of operations for the nine months ended September 30, 2020, included in the offering memorandum, and to (ii) exclude Walden’s unaudited combined statement of operations data for the six months ended June 30, 2020, not included in the offering memorandum.

•    For the twelve months ended September 30, 2020 by adjusting (i) Walden’s audited combined statement of operations for the year ended December 31, 2019, included in the offering memorandum, to (ii) include Walden’s unaudited combined statement of operations for the nine months ended September 30, 2020, included in the offering memorandum, and to (iii) exclude Walden’s unaudited combined statement of operations for the nine months ended September 30, 2019, included in the offering memorandum.

The Company’s statements of income for the twelve months ended September 30, 2020 have been derived by adjusting (i) Adtalem’s audited consolidated statement of income for the year ended June 30, 2020 to (ii) include Adtalem’s unaudited consolidated statement of operations for the three months ended September 30, 2020 and to (iii) exclude Adtalem’s unaudited consolidated statement of operations for the three months ended September 30, 2019.

6

The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable. Management is not aware of any material differences between the accounting policies of the two companies that would continue to exist subsequent to the application of purchase accounting. Following the consummation of the Walden Acquisition, Adtalem will conduct a more detailed review of Walden’s accounting policies in an effort to determine if differences in accounting policies require further reclassification of Walden’s results of operations or reclassification of assets or liabilities to conform to Adtalem’s accounting policies and classifications. As a result, Adtalem may identify additional differences between the accounting policies of the two companies that, when conformed, could have a material impact on this unaudited pro forma condensed combined financial information. Management has included certain reclassification adjustments for consistency in presentation as indicated in the subsequent notes. The unaudited pro forma condensed combined financial information does not include any adjustments for cost savings to be achieved subsequent to the completion of the Proposed Walden Acquisition. The unaudited pro forma condensed combined financial information is provided for informational purposes only and does not purport to represent or be indicative of the consolidated results of operations or financial condition of the Company had the Pro Forma Transactions been completed as of the dates presented, and should not be construed as representative of the future consolidated results of operations or financial condition of the combined entity. Future results may vary significantly from the results reflected due to various factors, including those discussed in Part I, Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020 and Item 1A “Risk Factors” of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020.

Note 2 — Acquisition Financing and Refinancing

Acquisition consideration

The Sale and Purchase Agreement provides for purchase consideration of $1.48 billion in cash, subject to adjustment for net working capital conveyed at the closing date (“Acquisition Consideration”).

Substantially concurrently with the consummation of the Proposed Walden Acquisition, Adtalem is expected to repay all of its outstanding indebtedness under the Existing Credit Facilities, as defined below, terminate the Existing Credit Agreement, and enter into definitive agreements related to the Facilities discussed below. There are no outstanding balances on the existing Revolver as of September 30, 2020.

Senior Secured Notes

As discussed in this offering memorandum, in connection with the Acquisition Consideration, Adtalem is offering $650.0 million aggregate principal amount of    % senior secured notes due 2028 (the “Notes”). Interest is payable semi-annually on           and           of each year, beginning on           , 2021. The notes mature on           , 2028.

Adtalem may redeem some or all of the Notes on and after consummation of the Escrow Merger and in the future under terms discussed in this offering memorandum. For purposes of this pro forma presentation, it is assumed that none of the Notes have been redeemed.

In addition to this offering, the Company has obtained, expects to obtain or otherwise incur additional financing for the Proposed Walden Acquisition as described below.

Credit Facilities and Bridge Facility Commitment

On September 11, 2020, in connection with the execution of the Purchase Agreement, Adtalem entered into the Commitment Letter with the Commitment Parties pursuant to which the Commitment Parties committed to provide the (i) the Term Facility and the Revolving Facility and (ii) to the extent one or more series of senior secured notes pursuant to a Rule 144A offering or other private placement in an aggregate principal amount of $650,000,000 are not issued (in escrow or otherwise), which includes the offering, prior to the consummation of the Proposed Walden Acquisition, the Bridge Facility. The commitments under the Commitment Letter are subject to customary closing conditions. The proceeds of this offering will reduce the commitments under the Bridge Facility by a corresponding amount.

Use of proceeds

Absent a special mandatory redemption, we intend to use the net proceeds of this offering, together with the borrowings under the Term Facility, cash on hand, and, if necessary, the Bridge Facility, to finance the Acquisition Consideration payable in connection with the Proposed Walden Acquisition, to terminate Adtalem’s Existing Credit Facilities (as defined below) and to pay related fees and expenses. We expect to use any remaining net proceeds from this offering and future borrowings under the Revolving Facility for ongoing working capital and general corporate purposes.

7

Pro forma adjustments

We incurred fees of $39.2 million that were capitalized in connection with securing the Facilities, $21.5 million of which was related to the Term Facility, $8.2 million of which was related to the Senior Notes and $9.5 million of which was related to the Revolving Facility. The deferred debt issuance costs related to the Term Facility are presented as a direct deduction from the face amount of the debt, while the deferred debt issuance costs related to the Revolving Facility are classified as other assets, net. The deferred debt issuance costs relating to the Term Facility are amortized using the effective interest rate method, whereas those relating to the Senior Notes and Revolving Facility are amortized on a straight-line basis over the term of the debt facilities and recorded in interest expense in the unaudited pro forma condensed combined statements of income.

The effective interest rate used in calculating pro forma adjustments under the Term Facility is 5.2%, which is based on nominal rate of 4.5% (0.5% LIBOR floor plus 4.0% margin), contemplating amortization of 2.0% original issue discount and deferred debt issuance costs. The nominal interest rate under the Term Facility initially is Adjusted LIBOR plus 4.0% or, at the option of the Borrower, ABR plus 3.0%, subject to subsequent reductions as stipulated in the Commitment Letter. The interest rate under the Senior Secured notes is estimated to be at a fixed annual interest of 5.0%. There is also a commitment fee of 0.25% on the unused portion of the Revolving Facility. Interest expense as reflected within the unaudited pro forma condensed combined statements of income have been calculated based on agreed upon terms, contemplating principal payments.

We also expect to incur one-time financing costs of $40.3 million in connection with securing the Facilities that are not presented in the pro forma income statements. These include ticking fees of $11.7 million relating to the Term Facility, commitment fees and interest in escrow of $26.9 million relating to the Bridge Facility, and amendment fees relating to Adtalem’s current credit agreement associated with the Walden acquisition of $1.7 million. These balances have been reflected as an adjustment to cash and retained earnings in equity in the pro forma balance sheet.

Pro forma adjustments to recognize the new debt facilities and remove the existing debt facilities, including related interest expense and amortization of related financing costs classified as interest expense are summarized below. The repayment of the Existing Credit Facilities has been treated as a debt extinguishment due to the assumption that the lending group and the corresponding debt amounts will be substantially different with the New Credit Facilities based on the limited information known to date. This analysis is subject to change based on the facts and circumstances at the date of close:

Amounts in thousands	Balance as of September 30, 2020	Interest expense Year ended June 30, 2020	Interest expense Three months ended September 30, 2020	Interest expense Twelve months ended September 30, 2020
New Credit Facilities:
Term Facility (4.5%; 7 years)	$1,000,000	$44,916	$11,166	$44,831
Senior Secured Notes (5.0%, 7 years)	650,000	32,500	8,125	32,500
Deferred debt issuance costs – Term Facility	(29,622)
Original issue discount (2.0%) – Term Facility	(20,000)
Amortization of deferred debt issuance costs and original issue discount		6,409	1,635	6,466
Acquisition Financing, net	1,600,378	83,825	20,926	83,797
Current portion of long-term debt	7,500

8

Amounts in thousands	Balance as of September 30, 2020	Interest expense Year ended June 30, 2020	Interest expense Three months ended September 30, 2020	Interest expense Twelve months ended September 30, 2020
Non current portion of long-term debt	1,592,878
Revolver (0.25% unused commitment fee 5 years)	—	830	208	830
Deferred debt issuance costs – Revolver	9,549	1,910	477	1,910
Other assets, net	9,549	2,740	685	2,740
Existing Credit Facilities:
Existing Term B Loan	$(293,250)	$(14,875)	$(3,232)	$(13,919)
Deferred debt issuance costs	4,629	(1,021)	(256)	(1,021)
Existing Credit Facilities	(288,621)	(15,896)	(3,488)	(14,940)
Current portion of long-term debt	(3,000)
Non current portion of long-term debt	(285,621)
Interest payable (within Accrued Liabilities)	(26)
Interest swap payable (within Other liabilities)	(10,232)
Existing Revolver	—	—	—	—
Deferred debt issuance costs	(1,380)	(545)	(136)	(545)
Other assets, net	(1,380)
Pro forma adjustments:
Current portion of long-term debt	4,500
Non current portion of long-term debt	1,307,257
Other assets, net	8,169
Interest payable (within Accrued Liabilities)	(26)
Interest swap payable (within Other liabilities)	(10,232)
Interest expense		70,124	17,987	71,052

A change in nominal interest rates of 1/8% relating to the Term facility would result in an increase or decrease in interest expense of $1.2 million, $0.3 million and $1.2 million for the year ended June 30, 2020, the three months ended September 30, 2020, and the twelve months ended September 30, 2020, respectively.

Note 3 — Preliminary purchase price allocation

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”), with Adtalem as the accounting acquirer. Accordingly, consideration to be paid by the Company to complete the Proposed Walden Acquisition has been assigned to identifiable assets and liabilities of Walden based on estimated fair values as of the most recent quarter end of September 30, 2020. Management’s assignment of the consideration was based on preliminary estimates of the fair value of tangible and intangible assets acquired and liabilities assumed. The estimates and underlying assumptions, some of which cannot be finalized until the closing of the Proposed Walden Acquisition, will be revised as additional information becomes available and those changes could be significant. Management expects to finalize accounting for the business combination as soon as practicable after closing of the Proposed Walden Acquisition, but in no event later than one year from closing (in accordance with ASC 805). Prior to the end of the measurement period, if information becomes available that requires material adjustment to the purchase price assignment, such adjustments will be included prospectively.

The table below presents the preliminary estimate of fair value of Walden’s net assets to be acquired, excluding assets and liabilities that will not transfer to the Company, and the corresponding adjustment to goodwill.

9

Amounts in thousands	Preliminary estimate of fair value	Total
Purchase price consideration		$1,480,000
Walden’s net assets to be acquired:
Current assets	47,701
Property and equipment, net	30,139
Operating lease assets	9,344
Intangible assets, net	728,237
Current liabilities, excluding deferred revenue	(69,953)
Deferred revenue	(44,704)
Other assets and liabilities, net	5,770
Net assets acquired		706,534
Less: Walden Historical Goodwill		(2,812)
Pro forma adjustment to Goodwill		$770,654

The table below presents Walden’s assets and liabilities based on preliminary assessments of fair value and the corresponding pro forma adjustment:

Amounts in thousands	Historical basis	Preliminary estimate of fair value	Adjustment
Assets:
Trade name	$—	$123,850	$123,850
Title IV accreditation	—	400,000	400,000
Student relationships	—	183,200	183,200
Curriculum	—	21,187	21,187
Intangible assets, net			$728,237
Curriculum	$21,187	$—	$(21,187)
Other assets, net			$(21,187)
Liabilities:
Deferred revenue	$94,197	$44,704	$(49,493)

Curriculum has historically been reflected by Walden under other assets, net. This has been reclassified under intangible assets, net in the unaudited pro forma condensed combined balance sheet and is presented at historical carrying value pending further assessment of fair value.

Note 4 — Identified intangible assets

The fair value of Walden’s trade name, Title IV accreditation and student relationship assets were determined using an income-based approach of either the multi-period excess earnings method or relief from royalty method. For purposes of this preliminary purchase price assignment, the curriculum asset was determined with regard to cost based methodologies that will be reassessed within the measurement period. Indefinite-lived intangible assets related to trade name and Title IV accreditation are not amortized, as there are no legal, regulatory, contractual, economic or other factors that limit the useful life of these intangible assets to the reporting entity. The student relationships asset is amortized based on the estimated retention of the customers, giving consideration to the revenue and cash flow associated with these existing customers. Curriculum is amortized on a straight-line basis; however, since the preliminary estimate of fair value of curriculum in the unaudited pro forma condensed combined balance sheet is consistent with the historical amount, there is no amortization adjustment.

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Intangible assets Amounts in thousands	Amount	Useful life (years)	Adjustment to Amortization Year ended June 30, 2020	Adjustment to Amortization Three months ended September 30, 2020	Adjustment to Amortization Twelve months ended September 30, 2020
Trade name	$123,850	Indefinite	$—	$—	$—
Title IV accreditation	400,000	Indefinite	—	—	—
Student relationships	183,200	2.5	76,651	17,352	68,452
Curriculum	21,187	5	—	—	—
Total	$728,237		$76,651	$17,352	$68,452

The fair value of deferred revenue was determined with regard to cost to fulfill the underlying obligation plus a normal margin. The normal margin represents a cost-based earnings before interest and taxes (“EBIT”) margin (attributable to intangible assets) for each discrete period. Deferred revenue has a runoff period of less than one year as the underlying obligations are performed. Amortization related to the fair value adjustment to deferred revenue has not been reflected in the pro forma statements of income since the adjustment is not anticipated to have a continuing impact or any effect to the results of operations for a period greater than one year.

Goodwill represents the excess of the purchase price of an acquired business over the fair value of the net tangible and intangible assets acquired and liabilities assumed. Goodwill will not be amortized but instead will be tested for impairment at least annually (or more frequently if indicators of impairment arise). In the event that management determines that goodwill has become impaired, the Company will incur an accounting charge for the amount of the impairment during the fiscal quarter in which the determination is made. Goodwill is deductible for tax purposes.

These unaudited pro forma condensed combined financial statements includes certain assets that are currently reported at historical amounts, including but not limited to curriculum, operating lease right-of-use assets, and property, plant and equipment, as the Company has not yet assessed whether any adjustment to fair value would be material. The Company expects to complete these assessments within the measurement period.

Note 5 — Other pro forma adjustments

(a)    Changes in the pro forma cash and cash equivalents balance is calculated as follows:

Description	Amounts in thousands
Sources of funds:
Term loan	$1,000,000
Senior notes	650,000
Deferred debt issuance costs (Term and Revolver)	(39,171)
Original issue discount of 2.0% (Senior notes)	(20,000)
Net cash inflow from borrowings	$1,590,829
Uses of funds:
Extinguishment of existing debt, including deferred debt issuance costs	$(293,250)
Interest payable related to existing debt	(26)
Interest payable related to existing interest swap agreement	(10,232)
Purchase price consideration for Walden	(1,480,000)
Estimated transaction costs	(15,000)
One-time financing costs relating to the new credit facilities	(40,307)
Insurance for representations and warranties	(915)
Net cash outflow from use of funds	$(1,839,730)
Pro forma adjustment to cash and cash equivalents	$(248,901)

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(b)   Adjustments to remove Walden’s assets and liabilities that will not transfer to the Company as part of the acquisition:

In thousands	Historical amount	Pro forma adjustment
Removal of Walden’s historical cash and cash equivalents	$4,268	$(4,268)
Removal of Walden’s restricted cash	142,456	(142,456)
Removal of Walden’s historical deferred tax balance	6,837	(6,837)

Management is assuming that there will be no requirement to replace the restricted cash, however, there might be a requirement to increase the letters of credit upon change in control.

(c)   Adjustment to record impact on income tax expense with regard to each pro forma adjustment, as appropriate, is based on a composite tax rate of 24.6%, adjusted by jurisdictional earnings mix and discrete tax benefits. The composite tax rate represents the mix of jurisdictional statutory tax rates in which the adjustments are expected to occur..

(d)   Adjustments to record impact of existing deferred debt issuance costs write-off, estimated transaction costs and one-time financing costs relating to the new credit facilities to retained earnings:

In thousands	Pro forma adjustment
Existing deferred debt issuance costs write-off	$(6,009)
Estimated transaction costs	(15,000)
One-time financing costs relating to the new credit facilities	(40,307)
Release of accumulated other comprehensive income relating to the extinguishment of existing interest swap agreement	(7,729)
Release of deferred taxes relating to the extinguishment of existing interest swap agreement	(2,503)
Insurance for representations and warranties	(915)
Total	$(72,463)

(e)   Adjustment to remove the net parent investment balance of Walden as it will become a wholly-owned subsidiary of Adtalem.

(f)    Adjustment to reclassify Walden’s provision for bad debts from student services and administrative expense to cost of education services for consistency in presentation.

(g)   Adjustment to remove one-time transaction costs recorded as “Business acquisition and integration expense” in the pro forma statements of income specific to the acquisition transaction.

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